                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 21, 1996


                       4Front Software International, Inc.
               (Exact name of issuer as specified in its charter)


                                   Colorado
                 (State or other jurisdiction of incorporation)


       0-8345                                            84-0675510
(Commission File Number)                      (IRS Employer Identification No.)


                        5650 Greenwood Plaza Boulevard
                                   Suite 107
                          Englewood, Colorado   80111

ITEM 2.  ACQUISITION OF ASSETS.

     On August 21, 1996 4Front Software International Inc., acquired all of the issued and outstanding stock of Hammer Distribution Limited ("Hammer"), based in the United Kingdom. The purchase price was L1.85 million cash ($2.9 million) subject to certain conditions as set forth below.

     Pursuant to the stock purchase agreement, L1.1 million cash ($1.7 million) was paid to the stockholders of Hammer from available cash resources of the registrant.

     If the profits from the Hammer subsidiary for the year ended January 31, 1997 are L425,000 ($650,000) or greater, then the remaining L750,000 ($1.2 million) is paid. If the profits are less than L240,000 ($370,000) then no part of the L750,000 ($1.2 million) is paid. If profits are between L240,000 ($370,000) and L425,000 ($650,000) then the L750,000 ($1.2 million)
remaining consideration is adjusted downwards to become such lower figure as represents the same percentage by which the 1997 profits exceeds L240,000 ($370,000) in relation to the shortfall of L185,000 ($285,000) from the L425,000 ($650,000) profits which are required to affect maximum payment.

     The purchase price was paid in cash from available corporate funds. There is no material relationship between the registrant, it's affiliates, officers or directors and any affiliate, officer or director of Hammer Distribution Limited.

     Hammer is a United Kingdom supplier of storage solutions and computer sub-systems, with revenues of approximately L10 million ($15 million). The registrant believes that the acquisition of Hammer will allow the combined organizations to expand on the market for storage solutions and sub-systems and to help the registrant to secure a significant percentage of the United Kingdom market.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Hammer Distribution Limited, the acquired business

     (b)  Pro Forma Financial Statements

     (c)  Exhibits (1)

      1. Form of Share Sale Agreement Relating to Hammer Distribution Limited dated August 21, 1996. (1)

________________________________

(1) Filed as exhibits to the Company's Form 10-Q filed on September 12, 1996

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       4FRONT SOFTWARE INTERNATIONAL, INC.
                                                   (Registrant)


                                       By:   /s/  STEPHEN MCDONNELL
                                          -----------------------------
                                              Stephen McDonnell
                                              Chief Financial Officer

Dated: October 30, 1996

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
HAMMER DISTRIBUTION LIMITED

     Independent Auditors' Report                                          F-1

     Financial Statements:

          Balance Sheets
          As of January 31, 1995 and 1996, and July 31, 1996 (unaudited)   F-2

          Statements of Operations
          For the years ended January 31, 1995 and 1996 and for the
          six months ended July 31, 1996 (unaudited)                       F-4

          Statements of Stockholders' Equity
          For the years ended January 31, 1995 and 1996 and for the
          six months ended July 31, 1996 (unaudited)                       F-5

          Statements of Cash Flows
          For the years ended January 31, 1995 and 1996 and for the
          six months ended July 31, 1996 (unaudited)                       F-6

     Notes to Financial Statements                                         F-7

4FRONT SOFTWARE INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA FINANCIAL STATEMENTS

Explanatory Headnote

Unaudited Pro Forma Consolidated Financial Statements:

     Consolidated Statements of Operations
          For the year ended January 31, 1996                              F-13

     Consolidated Balance Sheet
          As of July 31, 1996                                              F-14

     Consolidated Statements of Operations
          For the six month period ended July 31, 1996                     F-16

     Notes to Unaudited Pro Forma Consolidated Financial Statements        F-17

                                                                   HAINES WATTS
                         INDEPENDENT AUDITORS' REPORT

To the Stockholders
  and Board of Directors
Hammer Distribution Limited

We have audited the accompanying balance sheets of Hammer Distribution Limited a UK Company as of January 31, 1995 and 1996 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended January 31, 1996 set out on pages F-2 to F-11.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described below, these financial statements are the responsibility of the Company's management. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

STATEMENT OF DIRECTORS' RESPONSIBILITIES
The directors are required to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

*  select suitable accounting policies and then apply them consistently;
*  make judgements and estimates that are reasonable and prudent;
* prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

BASIS OF OPINION
We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed. We believe that our audits provide a reasonable basis for our opinion.

OPINION
In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Hammer Distribution Limited as of January 31, 1995 and 1996 and the results of their operations and cash flows for each of the years in the three year period ended January 31, 1996 in conformity with United States generally accepted accounting principles.

The accompanying balance sheet of Hammer Distribution Limited as of July 31,1996, and related statements of earnings, retained earnings, and cash flows for the period then ended were not audited by us and, accordingly, we do not express an opinion on them.

/s/  HAINES WATTS

HAINES WATTS                                                    29 OCTOBER 1996
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
BASINGSTOKE, ENGLAND

                          HAMMER DISTRIBUTION LIMITED

                           CONDENSED BALANCE SHEETS
                               (POUNDS STERLING)

                                    ASSETS

                                                                   JANUARY 31,   JANUARY 31,    JULY 31,
                                                                      1995          1996          1996
                                                                  ------------  ------------  ------------
                                                                                               (UNAUDITED)
CURRENT ASSETS:
  Cash                                                            L   306,990   L   353,912   L   216,350
  Accounts receivable, net of allowance for doubtful accounts
   of L27,887, L45,000 and L60,000 respectively                     1,214,497     1,549,428     1,321,804
  Inventories                                                         303,803       466,648       538,685
  Prepaid expenses                                                     14,468        14,508        16,957
  Shareholders advances                                                     -             -        30,000
  Income taxes receivable                                                   -         2,672         2,672
  Other current assets                                                 37,775           150           300
                                                                  -----------   -----------   -----------
    Total current assets                                            1,877,533     2,387,318     2,126,768
                                                                  -----------   -----------   -----------
PROPERTY AND EQUIPMENT, net                                            58,312        74,730        80,830
                                                                  -----------   -----------   -----------
TOTAL ASSETS                                                      L 1,935,845   L 2,462,048   L 2,207,598
                                                                  -----------   -----------   -----------
                                                                  -----------   -----------   -----------


           SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

                          HAMMER DISTRIBUTION LIMITED

                           CONDENSED BALANCE SHEETS
                               (POUNDS STERLING)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   JANUARY 31,   JANUARY 31,    JULY 31,
                                                                       1995         1996         1996
                                                                  ------------  ------------  ------------
                                                                                              (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable                                                L   989,096   L 1,201,680   L 1,393,927
  Accrued liabilities                                                  87,059        83,686        44,128
  Notes payable                                                       424,381       742,524       374,908
  Capital lease obligations, current portion                            9,323         8,180         8,562
  Income taxes payable                                                100,455        89,555        17,830
                                                                  -----------   -----------   -----------
    Total current liabilities                                       1,610,314     2,125,625     1,839,355

CAPITAL LEASE OBLIGATIONS, less current portion                         8,718        29,277        24,897
                                                                  -----------   -----------   -----------
TOTAL LIABILITIES                                                   1,619,032     2,154,902     1,864,252
                                                                  -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Common stock, no par value 500,000 shares authorized 12,500,
   11,875 and 11,875 shares issued and outstanding, respectively       12,500        11,875        11,875
  Additional paid in capital                                              875           750           750
  Capital redemption reserve                                                -           750           750
  Retained earnings                                                   303,438       293,771       329,971
                                                                  -----------   -----------   -----------
    Total stockholders' equity                                        316,813       307,146       343,346
                                                                  -----------   -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        L 1,935,845   L 2,462,048   L 2,207,598
                                                                  -----------   -----------   -----------
                                                                  -----------   -----------   -----------


           SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

                          HAMMER DISTRIBUTION LIMITED

                       CONDENSED STATEMENTS OF OPERATIONS
                               (POUNDS STERLING)

                                                                                           FOR THE SIX
                                                            FOR THE YEARS ENDED            MONTHS ENDED
                                                  JANUARY 31,   JANUARY 31,   JANUARY 31,    JULY 31,
                                                      1994         1995          1996          1996
                                                 ------------  ------------  ------------  ------------
                                                                                           (UNAUDITED)
REVENUES                                         L 4,192,997   L 6,820,928   L 8,240,369   L 5,148,009
Cost of revenues                                   3,551,546     5,906,181     7,206,590     4,585,523
                                                 -----------   -----------   -----------   -----------
GROSS PROFIT                                         641,451       914,747     1,033,779       562,486
                                                 -----------   -----------   -----------   -----------
OPERATING EXPENSES
  Selling, general and administrative expenses       397,359       579,467       965,239       466,055
  Depreciation                                        12,986        18,419        22,057        13,608
                                                 -----------   -----------   -----------   -----------
  Total operating expenses                           410,345       597,886       987,296       479,663
                                                 -----------   -----------   -----------   -----------
INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES      231,106       316,861        46,483        82,823
INTEREST INCOME (EXPENSE)
  Interest income                                         54           491           334             -
  Interest expense                                   (17,269)      (17,271)      (46,656)      (28,793)
                                                 -----------   -----------   -----------   -----------
  Total interest income (expense)                    (17,215)      (16,780)      (46,322)      (28,793)
                                                 -----------   -----------   -----------   -----------

INCOME BEFORE INCOME TAXES                           213,891       300,081           161        54,030
INCOME TAXES                                         (67,058)     (100,455)          172       (17,830)
                                                 -----------   -----------   -----------   -----------
NET INCOME                                       L   146,833   L   199,626   L       333   L    36,200
                                                 -----------   -----------   -----------   -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING                                          12,500        12,500        11,875        11,875
NET INCOME PER COMMON SHARE                      L     11.75   L     15.97   L      0.03   L      3.05


           SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

                          HAMMER DISTRIBUTION LIMITED
                       CONDENSED STATEMENTS OF CHANGES IN
                             STOCKHOLDERS' EQUITY
                               (POUNDS STERLING)

                                                         ADDITIONAL
                                        COMMON STOCK       PAID IN    CAPITAL
                                     ------------------     SHARE    REDEMPTION  RETAINED
                                      SHARES    AMOUNT     CAPITAL     RESERVE   EARNINGS     TOTAL
                                     --------  --------  ----------  ----------  ---------  ---------
BALANCE, JANUARY 31, 1993              12,500  L 12,500     L 875           -    L  91,954  L 105,329

Net income for period                       -         -         -           -      146,833    146,833
Dividends payable                           -         -         -           -      (81,375)   (81,375)
                                     --------  --------    -------     -------   ---------  ---------
Balance, January 31, 1994              12,500    12,500       875           -      157,412    170,787
                                     --------  --------    -------     -------   ---------  ---------
Net income for period                       -         -         -           -      199,626    199,626
Dividends payable                           -         -         -           -      (53,600)   (53,600)
                                     --------  --------    -------     -------   ---------  ---------
Balance, January 31, 1995              12,500    12,500       875           -      303,438    316,813
                                     --------  --------    -------     -------   ---------  ---------
Net income for period                       -         -         -           -          333        333
Purchase of own shares                   (625)     (625)     (125)        750      (10,000)   (10,000)
                                     --------  --------    -------     -------   ---------  ---------
Balance, January 31, 1996              11,875    11,875       750         750      293,771    307,146
                                     --------  --------    -------     -------   ---------  ---------
Net income for period (unaudited)           -         -         -           -       36,200     36,200
                                     --------  --------    -------     -------   ---------  ---------
BALANCE, JULY 31, 1996 (UNAUDITED)     11,875  L 11,875     L 750       L 750    L 329,971  L 343,346
                                     --------  --------    -------     -------   ---------  ---------
                                     --------  --------    -------     -------   ---------  ---------


           SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

                          HAMMER DISTRIBUTION LIMITED
                       CONDENSED STATEMENTS OF CASH FLOWS
                               (POUNDS STERLING)

                                                            JANUARY 31,  JANUARY 31,  JANUARY 31,    JULY 31,
                                                               1994         1995         1996          1996
                                                            -----------  -----------  -----------  ------------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net income                                                   L 146,833    L 199,626    L     333     L  36,200
Adjustments to reconcile net income to net cash
 provided (used) by operating activities
  Depreciation                                                  12,986       18,419       22,057        13,608
  Loss (gain) loss on disposal of fixed assets                    (520)          25         (677)            -
  Decrease (increase) in accounts receivable                   (40,135)    (559,544)    (334,931)      227,624
  Decrease (increase) in inventories                            29,170     (150,858)    (162,845)      (72,037)
  Decrease (increase) in prepaid expenses                       32,043       (4,451)         (40)       (2,449)
  (Increase) in shareholders advances                                -            -            -       (30,000)
  Increase (decrease) in income taxes                            2,306       33,397      (13,572)      (71,725)
  Decrease (increase) in other current assets                   (1,250)     (36,525)      37,625          (150)
  Increase in accounts payable and accrued liabilities          14,425      562,391      209,211       152,689
                                                             ---------    ---------    ---------    ----------
  Net cash provided (used) by operating activities             195,858       62,480     (242,839)      253,760

CASH FLOWS (TO) FROM INVESTING ACTIVITIES:
  Purchase of equipment                                         (7,585)     (30,639)     (20,093)      (19,708)
  Proceeds from disposal of equipment                           10,000        7,000       22,005             -
                                                             ---------    ---------    ---------    ----------
  Net cash provided (used) by Investing Activities               2,415      (23,639)       1,912       (19,708)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Repayment of notes payable                                   (20,452)           -            -      (367,616)
  Issuance of notes payable                                          -      116,642      318,143             -
  Payments of capital lease obligations                        (12,840)     (13,182)     (20,294)       (3,998)
  Payment of dividends                                         (81,375)     (53,600)           -             -
  Purchase of own shares                                             -            -      (10,000)            -
                                                             ---------    ---------    ---------    ----------
  Net Cash provided (used) by Financing Activities            (114,667)      49,860      287,849      (371,614)

NET INCREASE (DECREASE) IN CASH                                 83,606       88,701       46,922      (137,562)
Cash at beginning of period                                    134,683      218,289      306,990       353,912
                                                             ---------    ---------    ---------    ----------
Cash at end of period                                        L 218,289    L 306,990    L 353,912     L 216,350
                                                             ---------    ---------    ---------    ----------
Cash paid for interest expense                               L  17,269    L  17,271    L  46,656     L  28,793
                                                             ---------    ---------    ---------    ----------
                                                             ---------    ---------    ---------    ----------
Cash paid for income taxes                                   L  64,752    L  67,058    L  10,900     L  89,555
                                                             ---------    ---------    ---------    ----------
                                                             ---------    ---------    ---------    ----------


           SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

                          HAMMER DISTRIBUTION LIMITED
                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JANUARY 31, 1994, 1995, 1996 AND
               FOR THE SIX MONTHS ENDED JULY 31, 1996 (UNAUDITED)
               ==================================================

NOTE 1 - THE COMPANY AND ITS OPERATIONS

Hammer Distribution Limited was formed in 1992. Currently the company employs over 24 staff operating from the company's offices in Basingstoke, England.

The Company supplies storage solutions and computer sub-systems for use within many commercial, industrial, scientific and government applications.

NOTE 2 - BASIS OF PRESENTATION

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

In the opinion of management, the accompanying financial statements contain all material adjustments consisting only of normal recurring adjustments necessary to present fairly the financial condition, the results of operations, the changes in stockholders' equity and cash flows.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FOREIGN EXCHANGE
The accompanying condensed financial statements are presented in pounds sterling (L), the currency in which the Company conducts its normal business. At January 31, 1994, 1995 and 1996 and July 31, 1996, the exchange rate was L1 = US $1.50, US $1.588, US $1.511 and US $1.56, respectively.

REVENUE SOURCES AND RECOGNITION
The Company's primary sources of revenue are from the sale of computer hardware. Revenue from the sale of computer hardware is recognized at the time of shipment.

INVENTORIES
Inventories are stated at the lower of cost (first in, first out method) or market value. Inventories consist primarily of computer hardware for resale.

PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis using estimated useful lives of four years for all assets. Depreciation expense was L12,986, L18,419, L22,057 and L13,608 (unaudited) for the years ended January 31, 1994, 1995, 1996 and the six months July 31, 1996, respectively.

CONCENTRATION OF CREDIT RISK
Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate have not exceeded management's expectations. Customers are located throughout the United Kingdom.

                          HAMMER DISTRIBUTION LIMITED
                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JANUARY 31, 1994, 1995, 1996 AND
               FOR THE SIX MONTHS ENDED JULY 31, 1996 (UNAUDITED)
               ==================================================

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common stock and common stock equivalents outstanding during the period. When common stock equivalents have an antidilutive effect on earnings (loss) per share they are excluded from the calculation.

UNAUDITED FINANCIAL STATEMENTS
The unaudited statements for the six months ended July 31, 1996 reflect in the opinion of the management, all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the results of such periods.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:-

                                          JANUARY 31,  JANUARY 31,   JULY 31,
                                             1995         1996         1996
                                          -----------  -----------  -----------
                                                                    (UNAUDITED)
  Vehicles                                 L 43,400     L 48,327     L 58,861
  Leasehold improvements                     10,036       10,036       10,036
  Computer equipment                         35,552       47,028       56,202
                                          ----------   ----------    ---------
Less accumulated depreciation               (30,676)     (30,661)     (44,269)
                                          ----------   ----------    ---------
                                           L 58,312     L 74,730     L 80,830
                                          ----------   ----------    ---------
                                          ----------   ----------    ---------

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following:-

                                          JANUARY 31,  JANUARY 31,   JULY 31,
                                             1995         1996         1996
                                          -----------  -----------  -----------
                                                                    (UNAUDITED)
  Value Added Tax (VAT) liability          L 87,059     L 42,570     L 28,882
  Payroll taxes                                   -       41,116       15,246
                                          ----------   ----------    ---------
                                           L 87,059     L 83,686     L 44,128
                                          ----------   ----------    ---------
                                          ----------   ----------    ---------

                          HAMMER DISTRIBUTION LIMITED
                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JANUARY 31, 1994, 1995, 1996 AND
               FOR THE SIX MONTHS ENDED JULY 31, 1996 (UNAUDITED)
               ==================================================


NOTE 6 - INCOME TAXES

Effective April 1, 1990, the Company adopted Statement of Financial Standards No. 109 (SFAS 109). Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each reporting period based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expenses is the tax payable for the current period and any change during the period in deferred tax assets and liabilities. The adoption of SFAS 109 had no material effect on the Company's consolidated financial statements.

The Company is a limited company within the meaning of the United Kingdom income and Corporation Taxes Act of 1970, as amended.

The provision (benefit) for income taxes is as follows:

                                         JANUARY 31,              JULY 31,
                               -------------------------------  -----------
                                 1994      1995      1996          1996
                               --------  ---------  -------     -----------
                                                                (UNAUDITED)
Current                        L 67,058  L 100,455  L (172)       L 17,830
Deferred                              -          -       -               -
                               --------  ---------  ------        --------
Total                          L 67,058  L 100,455  L (172)       L 17,830
                               --------  ---------  ------        --------
                               --------  ---------  ------        --------

A reconciliation of the provision for income taxes at the United Kingdom statutory income tax rate to the Company's income taxes is as follows:

                                         JANUARY 31,              JULY 31,
                               -------------------------------  -----------
                                 1994      1995      1996          1996
                               --------  ---------  -------     -----------
                                                                (UNAUDITED)
Expected tax at UK rate        L 70,584  L  99,027  L   53        L 17,830
Other                            (3,526)     1,428    (225)              -
                               --------  ---------  ------        --------
                               L 67,058  L 100,455  L (172)       L 17,830
                             ---------  ---------  -------        --------
                             ---------  ---------  ---------      --------

There are no significant temporary differences between the financial statements values of assets and liabilities and the tax values of assets and liabilities.

                          HAMMER DISTRIBUTION LIMITED
                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JANUARY 31, 1994, 1995, 1996 AND
               FOR THE SIX MONTHS ENDED JULY 31, 1996 (UNAUDITED)
               ==================================================

NOTE 7 - LEASE COMMITMENTS

CAPITAL LEASE OBLIGATIONS
The Company leases assets under capital lease obligations which are included in property and equipment as:

                                             JANUARY 31,    JULY 31,
                                                1996          1996
                                             -----------  -----------
                                                          (UNAUDITED)
Vehicles                                      L 44,128     L 44,128
Others                                               -            -
Less accumulated depreciation                   (3,715)      (9,229)
                                              ---------    --------
                                              L 40,413     L 34,899
                                              ---------    --------
                                              ---------    --------

Future minimum lease payments under capital leases together with the present value of net minimum lease payments at:

                                             JANUARY 31,    JULY 31,
                                                1996          1996
                                             -----------  -----------
                                                          (UNAUDITED)
  1996-1997                                   L 11,278     L  5,639
  1997-1998                                     11,278       11,278
  1998-1999                                     21,416       21,416
                                              ---------    --------
Total minimum lease payments                    43,972       38,333
Less amount representing interest                6,515        4,874
                                              ---------    --------
Present value of net minimum lease payments     37,457       33,459
Less current portion                             8,180        8,562
                                              ---------    --------
                                              L 29,277     L 24,897
                                              ---------    --------
                                              ---------    --------

OPERATING LEASES
The Company leases various equipment and vehicles under operating leases which expire from January 1996 through January 1998.

The Company leases an office/warehouse facility in Basingstoke, England for L22,000 per annum, which expires in September 1999.

Commitments under operating leases in existence at July 31, 1996 (unaudited) are as follows:

   1997                      L 18,685
   1998                        30,685
   1999                        22,000
   2000                        14,667
   Thereafter                       -
                             --------
                             L 86,037
                             --------
                             --------

Rent expense for the operating leases for the years ended January 31, 1994, 1995, 1996 and six months ended July 31, 1996 (unaudited) was L9,980, L10,981, L22,000 and L11,000, respectively.

                          HAMMER DISTRIBUTION LIMITED
                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JANUARY 31, 1994, 1995, 1996 AND
               FOR THE SIX MONTHS ENDED JULY 31, 1996 (UNAUDITED)
               ==================================================

NOTE 8 - ECONOMIC DEPENDENCY

The Company has had three suppliers upon whom it depended upon for greater than 10% of its product supplies in the following years for all products purchased during the years ended January 31:

                             1995     1996         1996
                            ------   -------    -----------
                                                (UNAUDITED)
Supplier A                    59%      43%          32%
Supplier B                    14%      17%          16%
Supplier C                     -       21%          16%

The Company had no customers who accounted for more than 10% of revenue for the years ended January 31, 1994, 1995 and 1996 and for the six months to July 31, 1996.

NOTE 9 - SUPPLEMENTAL INFORMATION TO CONSOLIDATED STATEMENTS OF CASH FLOWS FOR NONCASH INVESTING AND FINANCING ACTIVITIES

                                1994        1995        1996          1996
                              --------    --------    ---------    -----------
                                                                   (UNAUDITED)
The Company financed/
  the purchase of
  equipment with a
  capital lease
  obligation                  L 13,500    L 13,175    L 39,710        L   -
                              --------    --------    --------        ------
                              --------    --------    --------        ------

NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)

Effective August 21, 1996, 4Front Software International, Inc. (4Front) acquired all of the outstanding shares of the Company for cash. Details of the purchase are discussed in the accompanying unaudited pro forma financial statements (See F-17).

4Front (a United States public company), operating through 4Front Group (a United Kingdom wholly owned subsidiary) is a computer software sales, consultancy, service and support company specializing in systems integration, connectivity, networking and communications products, office system design and installation services.

ITEM 2.  ACQUISITION OF ASSETS.

     On August 21, 1996 4Front Software International Inc., acquired all of the issued and outstanding stock of Hammer Distribution Limited ("Hammer"), based in the United Kingdom. The purchase price was L1.85 million cash ($2.9 million) subject to certain conditions as set forth below.

     Pursuant to the stock purchase agreement, L1.1 million cash ($1.7 million) was paid to the stockholders of Hammer from available cash resources of the registrant.

     If the profits from the Hammer subsidiary for the year ended January 31, 1997 are L425,000 ($650,000) or greater, then the remaining L750,000 ($1.2 million) is paid. If the profits are less than L240,000 ($370,000) then no part of the L750,000 ($1.2 million) is paid. If profits are between L240,000 ($370,000) and L425,000 ($650,000) then the L750,000 ($1.2 million)
remaining consideration is adjusted downwards to become such lower figure as represents the same percentage by which the 1997 profits exceeds L240,000 ($370,000) in relation to the shortfall of L185,000 ($285,000) from the L425,000 ($650,000) profits which are required to affect maximum payment.

     The purchase price was paid in cash from available corporate funds. There is no material relationship between the registrant, it's affiliates, officers or directors and any affiliate, officer or director of Hammer Distribution Limited.

     Hammer is a United Kingdom supplier of storage solutions and computer sub-systems, with revenues of approximately L10 million ($15 million). The registrant believes that the acquisition of Hammer will allow the combined organizations to expand on the market for storage solutions and sub-systems and to help the registrant to secure a significant percentage of the United Kingdom market.

               4FRONT SOFTWARE INTERNATIONAL, INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                    4FRONT SOFTWARE
                                                  INTERNATIONAL, INC.    HAMMER
                                                          AND         DISTRIBUTION
                                                     SUBSIDIARIES       LIMITED
                                                      JANUARY 31,      JANUARY 31,    PRO FORMA      PRO FORMA
                                                         1996             1996       ADJUSTMENTS    CONSOLIDATED
                                                    ---------------  --------------  ------------  --------------
REVENUES                                              $32,248,697      $12,978,581    $       -      $45,227,278
                                                      ------------     -----------    ---------      -----------
Cost of revenues                                       20,807,858       11,350,379            -       32,158,237
Write down of software development costs                  755,184                -            -          755,184
                                                      ------------     -----------    ---------      -----------
GROSS PROFIT                                           10,685,655        1,628,202            -       12,313,857
                                                      ------------     -----------    ---------      -----------
OPERATING EXPENSES:
  Selling, general and administrative expenses          9,566,257        1,520,251            -       11,086,508
  Depreciation                                            356,379           34,740            -          391,119
  Amortization                                            203,938                -      133,590(4)       337,528
                                                      ------------     -----------    ---------      -----------
    Total operating expenses                           10,126,574        1,554,991      133,590       11,815,155
                                                      ------------     -----------    ---------      -----------
INCOME BEFORE INTEREST EXPENSE, INCOME TAXES
 AND SHARE OF RESULTS IN EQUITY INVESTEE                  559,081           73,211     (133,590)         498,702
 INTEREST INCOME (EXPENSE):
  Interest income                                          14,189              526            -           14,715
  Interest expense                                       (258,421)         (73,483)           -         (331,904)
                                                      ------------     -----------    ---------      -----------
    Total interest expense                               (244,232)         (72,957)           -         (317,189)
                                                      ------------     -----------    ---------      -----------
INCOME BEFORE INCOME TAXES AND SHARE OF RESULTS
 IN EQUITY INVESTEE                                       314,849              254     (133,590)         181,513

SHARE OF RESULTS IN EQUITY INVESTEE:
  Write down of investment in and advances to
   equity investee                                       (581,770)               -            -         (581,770)
  Share of operating (loss) of equity investee           (179,246)               -            -         (179,246)
                                                      ------------     -----------    ---------      -----------
    Total share of results in equity investee            (761,016)               -            -         (761,016)
                                                      ------------     -----------    ---------      -----------
INCOME (LOSS) BEFORE INCOME TAXES                        (446,167)             254     (133,590)        (579,503)
INCOME TAXES                                              205,784             (271)           -          205,513
                                                      ------------     -----------    ---------      -----------
NET INCOME (LOSS)                                     $  (651,951)     $       525    $(133,590)     $  (785,016)
                                                      ------------     -----------    ---------      -----------
                                                      ------------     -----------    ---------      -----------
NET INCOME (LOSS) PER COMMON SHARE                                                                   $     (0.29)
Weighted average number of common shares
 outstanding                                                                                           2,742,614


   SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STAEMENTS AND
                              EXPLANATORY HEADNOTE

               4FRONT SOFTWARE INTERNATIONAL, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                    ASSETS

                                     4FRONT SOFTWARE        HAMMER
                                    INTERNATIONAL, INC.  DISTRIBUTION
                                     AND SUBSIDIARIES      LIMITED
                                         JULY 31,         JULY  31,     PRO FORMA         PRO FORMA
                                           1996              1996      ADJUSTMENTS       CONSOLIDATED
                                    -------------------  ------------  -----------       ------------
CURRENT ASSETS:
  Cash                                   $11,198,970      $  337,506   $(1,700,000)(2)   $ 9,836,476
  Accounts receivable, net                 8,044,793       2,062,014             -        10,106,807
  Inventories                              4,098,100         840,349             -         4,938,449
  Deposits                                    29,970               -             -            29,970
  Prepaid expenses                           429,673          26,453             -           456,126
  Shareholders advances                            -          46,800             -            46,800
  Income tax receivable                      165,053           4,168             -           169,221
  Other                                      274,802             468             -           275,270
                                         ------------     ----------   ------------      -----------
    Total Current Assets                  24,241,361       3,317,758    (1,700,000)       25,859,119
PROPERTY AND EQUIPMENT, net                1,065,111         126,095             -         1,191,206
EQUITY INVESTEE                              339,421               -             -           339,421
RECEIVABLE, related party                    644,356               -             -           644,356
INTANGIBLE ASSETS                          1,950,660               -     1,201,162 (3)     3,151,822
OTHER                                        616,528               -             -           616,528
                                         ------------     ----------   ------------      ------------
                                         $28,857,437      $3,443,853   $  (498,838)      $31,802,452
                                         ------------     ----------   ------------      ------------
                                         ------------     ----------   ------------      ------------

   SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STAEMENTS AND
                              EXPLANATORY HEADNOTE

               4FRONT SOFTWARE INTERNATIONAL, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                              4FRONT SOFTWARE         HAMMER
                                             INTERNATIONAL, INC.   DISTRIBUTION
                                              AND SUBSIDIARIES       LIMITED
                                                  JULY 31,          JULY  31,      PRO FORMA       PRO FORMA
                                                    1996               1996       ADJUSTMENTS     CONSOLIDATED
                                             -------------------   ------------   -----------     ------------
CURRENT LIABILITIES:
  Trade accounts payable                          $4,697,120        $2,174,526    $ 100,000 (3)   $ 6,971,646
  Accrued liabilities                              1,058,506            68,840            -         1,127,346
  Shareholders advances                              391,842                 -            -           391,842
  Lines of credit-bank                                     -                 -            -                 -
  Notes payable                                            -           584,857            -           584,857
  Capital lease obligations, current portion          77,013            13,357            -            90,370
  Income taxes payable                               271,203            27,815            -           299,018
  Deferred revenue                                 2,393,320                 -            -         2,393,320
                                                  -----------       ----------    ---------       -----------
    Total Current Liabilities                      8,889,004         2,869,395      100,000        11,858,399
CAPITAL LEASE OBLIGATIONS, less current
  portion                                            101,091            38,839            -           139,930
                                                  -----------       ----------    ---------       -----------
    Total Liabilities                              8,990,095         2,908,234      100,000        11,998,329
                                                  -----------       ----------    ---------       -----------
COMMITMENTS AND CONTINGENCIES:
STOCKHOLDERS' EQUITY:
  Common stock, no par value                       23,164,689            18,525      (18,525)(3)    23,164,689
  Additional paid in capital                                -             1,170       (1,170)(3)             -
  Capital redemption resource                               -             1,170       (1,170)(3)             -
  Accumulated (deficit)                            (3,367,177)          514,754     (577,973)(3)    (3,430,396)
  Foreign currency adjustment                          69,830                 -            -            69,830
                                                  -----------       ----------    ---------       -----------
  Total Stockholders' Equity                       19,867,342           535,619     (598,838)       19,804,123
                                                  -----------       ----------    ---------       -----------
                                                  $28,857,437       $3,443,853    $(498,838)      $31,802,452
                                                  -----------       ----------    ---------       -----------
                                                  -----------       ----------    ---------       -----------

   SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STAEMENTS AND
                              EXPLANATORY HEADNOTE

               4FRONT SOFTWARE INTERNATIONAL, INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                   4FRONT SOFTWARE
                                                   INTERNATIONAL,      HAMMER
                                                      INC. AND      DISTRIBUTION
                                                    SUBSIDIARIES       LIMITED
                                                      JULY 31,        JULY  31,     PRO FORMA     PRO FORMA
                                                        1996            1996       ADJUSTMENTS   CONSOLIDATED
                                                   ---------------  -------------  -----------  --------------
REVENUES                                             $20,610,663     $7,922,786     $      -      $28,533,449
                                                     ------------    ----------     ---------     -----------
Cost of revenues                                      13,934,697      7,057,120            -       20,991,817
Write down of software development costs                       -              -            -                -
                                                     ------------    ----------     ---------     -----------
GROSS PROFIT                                           6,675,966        865,666            -        7,541,632
                                                     ------------    ----------     ---------     -----------
OPERATING EXPENSES:
  Selling, general and administrative expenses         5,544,194        717,259            -        6,261,453
  Depreciation                                           154,396         20,943            -          175,339
  Amortization                                           123,740              -       63,219 (4)      186,959
                                                     ------------    ----------     ---------     -----------
    Total operating expenses                           5,822,330        738,202       63,219        6,623,751
                                                     ------------    ----------     ---------     -----------
INCOME BEFORE INTEREST EXPENSE, INCOME TAXES
 AND SHARE OF RESULTS IN EQUITY INVESTEE                 853,636        127,464      (63,219)         917,881

INTEREST INCOME (EXPENSE):
  Interest income                                         81,588              -            -           81,588
  Interest expense                                      (128,936)       (44,312)           -         (173,248)
                                                     ------------    ----------     ---------     -----------
    Total interest expense                               (47,348)       (44,312)           -          (91,660)
                                                     ------------    ----------     ---------     -----------
INCOME BEFORE INCOME TAXES AND SHARE OF RESULTS
 IN EQUITY INVESTEE                                      806,288         83,152      (63,219)         826,221

SHARE OF RESULTS IN EQUITY INVESTEE:
  Write down of investment in and advances to
   equity investee                                             -              -            -                -
  Share of operating (loss) of equity investee          (124,392)             -            -         (124,392)
                                                     ------------    ----------     ---------     -----------
    Total share of results in equity investee           (124,392)             -            -         (124,392)
                                                     ------------    ----------     ---------     -----------

INCOME (LOSS) BEFORE INCOME TAXES                        681,896         83,152      (63,219)         701,829
INCOME TAXES                                             170,474         27,440            -          197,914
                                                     ------------    ----------     ---------     -----------
NET INCOME (LOSS)                                    $   511,422     $   55,712     $(63,219)     $   503,915
                                                     ------------    ----------     ---------     -----------
                                                     ------------    ----------     ---------     -----------
NET INCOME (LOSS) PER COMMON SHARE                                                               $      0.12

   SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STAEMENTS AND
                              EXPLANATORY HEADNOTE

               4FRONT SOFTWARE INTERNATIONAL, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


NOTE 1 - PRO FORMA ADJUSTMENTS

The adjustments relating to the pro forma consolidated balance sheets are prepared assuming the acquisition of Hammer was consummated at the balance sheet date. The adjustments relating to the pro forma consolidated statements of operations are recorded assuming the acquisition of Hammer was consummated at the beginning of the period for all periods presented.

The contingent consideration payable upon the conditions set out in Item 2. "Acquisition of assets" could give effect to an additional cash payment of a maximum of L750,000 ($1.2 million). If the conditions set out were met the goodwill on acquisition would increase by $1.2 million with a corresponding increase to goodwill amortization of $120,000 per annum.

NOTE 2

To record the initial purchase price of $1,700,000.

NOTE 3

To eliminate common stock acquired and to record costs incurred in excess of the fair market value of the assets acquired as goodwill.

NOTE 4

To record amortization of goodwill using the straight-line method over 10 years.